UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 20, 2006
NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

439 S. Union St, 5th Floor, Lawrence, MA (Address of principal executive offices)	01843 (Zip Code)
(978) 687-4700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On April 25, 2006, NxStage Medical, Inc. (“NxStage”) announced its financial results for the quarter ended March 31, 2006. The full text of the press release issued in connection with this announcement is set forth in Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 8.01. Other Events.
On April 20, 2006, Merrill Lynch, Pierce, Fenner & Smith Incorporated notified NxStage, on behalf of the other underwriters, in accordance with that certain Underwriting Agreement by and among NxStage, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, William Blair & Company, L.L.C. and Thomas Weisel Partners LLC, dated October 27, 2005 and the related lock-up agreements with individual stockholders of NxStage (the “Lock-up Agreements”), that the lock-up period would be extended, in accordance with the terms of the Lock-up Agreements, through May 13, 2006 (the “Lock-up Extension”). The Lock-up Extension was affected in light of NxStage’s announcement on March 22, 2006 that NxStage intended to release its earnings for the first quarter of fiscal 2006 on April 25, 2006.
Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.
The following exhibit to this Current Report on Form 8-K pursuant to Items 2.02 and 8.01 shall be deemed to be furnished and not filed:
99.1	Press release dated April 25, 2006 issued by NxStage Medical, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

NxStage Medical, Inc.
Date: April 25, 2006	By:	/s/ David N. Gill
David N. Gill
Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press release dated April 25, 2006 issued by NxStage Medical, Inc.

4